BYLAWS
OF
NETAPP, INC.

(amended and restated as of November 15, 2023)

ARTICLE I

OFFICES
Section 1.1
The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.2
The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1
All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of Delaware.
Section 2.2
Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 2.3
Written notice of the annual meeting stating the place of the meeting, if any, the date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
Section 2.4
The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days ending on the day before the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
Section 2.5
Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chief executive officer, President, Chair of the Board of Directors or a majority of the members of the Board of Directors and shall be called by the Chair of the Board of Directors or the chief executive officer in accordance with Section 2.15 of these Bylaws. The chief executive officer, President, Chair of the Board of Directors or a majority of the members of the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.
Section 2.6
Written notice of a special meeting stating the place, if any, of the meeting, the date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
Section 2.7
Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.8
Any meeting of the stockholders may be adjourned from time to time by the presiding officer of such meeting or by the Chair of the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.3 and Section 2.6 of these Bylaws. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 2.3 and Section 2.6 hereof shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 6.4 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.9
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either the Chair of the Board of Directors, the presiding officer of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.8 of these Bylaws, until a quorum shall be present or represented.
Section 2.10
When a quorum is present at any duly-called meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized proxies or such other persons as the presiding officer of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (l) any rules, regulations or procedures as the presiding officer may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The presiding officer of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.11
Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
Section 2.12
(a) Nominations of persons for election to the Board of Directors shall be made at a meeting of the stockholders only (b) by the Board of Directors or by a committee appointed by the Board of Directors for such purpose, (c) provided that the corporation’s notice of meeting provides that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Bylaw through the date of the meeting and who is entitled to vote for the election of directors at such meeting and (B) complies with the procedures set forth in this Section 2.12, or (d) by an Eligible Stockholder (as defined in Section 3.15 of these Bylaws) who complies with the procedures set forth in Section 3.15 of these Bylaws.
(e)
In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (a)(ii) above of this Section 2.12, such stockholder shall have given timely notice thereof (a “Nomination Notice”) in proper written form to the secretary of the corporation. To be timely in the case of an annual meeting, a Nomination Notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before such anniversary date or within sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (i) the one hundred twentieth (120th) day prior to such annual meeting and (ii) the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. To be timely in the case of a special meeting at which directors are to be elected at such meeting pursuant to the corporation’s notice of meeting, a Nomination Notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting of stockholders, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of proposed nominees for which a stockholder may submit notice pursuant to clause (a)(ii) above of this Section 2.12 may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the applicable time periods.
(f)
To be in proper written form, a Nomination Notice shall set forth or be accompanied by the following:
(i)
as to the Noticing Stockholder and each Stockholder Associated Person (each as defined below):
(1)
the name, residential address, and business address of each such person (including, as applicable, as they appear on the corporation’s books and records);
(2)
the amount of stock of the corporation owned beneficially or of record, either directly or indirectly, by each such person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such stock was acquired; and the investment intent of such acquisition;
(3)
the name of each nominee holder for, and number of, any securities of the corporation owned beneficially but not of record by each such person and any pledge by each such person with respect to any of such securities;
(4)
a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, each such person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, or maintain, increase or decrease the voting power of each such person with respect to securities of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation (any of the foregoing, a “Derivative Instrument”);
(5)
any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of each such person in the corporation or any affiliate thereof, other than an interest arising from the ownership of corporation securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(6)
a description of any agreement, arrangement or understanding of each such person with each other or any other person, in each case relating to the corporation or its securities or the voting thereof, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such person, directly or indirectly, has a right to vote any security of the corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), (y) any understanding, written or oral, that such person has with any stockholder of the corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any of the Noticing Stockholder’s proposed nominees, or other action to be taken, by such person; or (z) any arrangement or understanding regarding the future employment of such person or any future transaction to which the corporation will or may be a party;
(7)
any rights to dividends on the shares of the corporation owned beneficially by each such person that are separated or separable from the underlying shares of the corporation;
(8)
any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which each such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(9)
any significant equity interests or any Derivative Instruments in any principal competitor of the corporation held by each such person;
(10)
any direct or indirect interest of each such person in any agreement, arrangement or understanding with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(11)
a complete and accurate description of any performance-related fees (other than asset-based fees) to which each such person may be entitled as a result of any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled;
(12)
a description of the investment strategy or objective, if any, of such Noticing Stockholder or any Stockholder Associated Person who is not an individual;
(13)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by each such person, or such person’s associates, with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(14)
a certification that such Noticing Stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and such Noticing Stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the corporation, if such Noticing Stockholder or Stockholder Associated Person is or has been a stockholder of the corporation;
(15)
a description of any material interest of such Noticing Stockholder or any Stockholder Associated Person in the election of any proposed nominee;
(16)
a representation that (I) neither such Noticing Stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (II) such Noticing Stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12;
(17)
all other information relating to each such person, or such person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the election of any nominee proposed by the Noticing Stockholder in a contested election or otherwise pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

provided, however, that the disclosures in the foregoing subclauses (1) through (17) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(ii)
as to each person proposed to be nominated by the Noticing Stockholder (a “proposed nominee”):
(1)
the name, age, residential address, and business address of each such proposed nominee;

(2)
the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each such proposed nominee;
(3)
the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee;
(4)
a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such proposed nominee or any of such proposed nominee’s affiliates or associates, on the one hand, and the Noticing Stockholder or any Stockholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;
(5)
a description of any business or personal interests that could reasonably be expected to place such proposed nominee in a potential conflict of interest with the corporation or any of its subsidiaries;
(6)
the written consent of such proposed nominee to serve as a director if so elected and to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting;
(7)
a written statement of such proposed nominee that such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s election or re-election, an irrevocable resignation effective upon such proposed nominee’s failure to receive the required vote for re-election at the next meeting at which such proposed nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines;
(8)
the written representation and agreement of such proposed nominee required by Section 3.16 of these Bylaws;
(9)
the written questionnaire of such proposed nominee required by Section 3.17 of these Bylaws; and
(10)
all other information relating to such proposed nominee or such proposed nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by the Noticing Stockholder or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to the Proxy Rules;
(iii)
a representation that such Noticing Stockholder intends to appear in person or cause a Qualified Representative (as defined below) of such Noticing

Stockholder to appear in person at the meeting to nominate any proposed nominees, as applicable, and an acknowledgment that, if such Noticing Stockholder (or a Qualified Representative of such Noticing Stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;
(iv)
a complete and accurate description of any pending or, to such Noticing Stockholder’s knowledge, threatened legal proceeding in which such Noticing Stockholder or any Stockholder Associated Person is a party or participant involving or relating to the corporation or, to such Noticing Stockholder’s knowledge, any current or former officer, director, affiliate or associate of the corporation;
(v)
identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Stockholder to support the nomination(s) or other business proposal(s) submitted by such Noticing Stockholder and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(vi)
a representation from such Noticing Stockholder as to whether such Noticing Stockholder or any Stockholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(g)
Any proposed nominee or person providing any information to the corporation pursuant to this Section 2.12 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of (A) the record date for the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date (in the case of the update required by clause (A)) and not later than seven (7) business days before the meeting or, if practicable, any postponement, rescheduling or adjournment thereof or, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned (in the case of the update required by clause (B)). Any such update shall clearly identify the information that has changed since such person’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.12(d) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.12 and shall not extend the time period for the delivery of notice pursuant to this Section 2.12. If a person fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.12. In addition, if any Noticing Stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, the Noticing

Stockholder shall provide the corporation, upon its request, no later than five (5) business days prior to the applicable meeting date, evidence that it or any Stockholder Associated Person has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors at the applicable meeting.
(h)
Any proposed nominee or person providing any information to the corporation pursuant to this Section 2.12 shall notify the secretary of the corporation in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.12 (including if any Noticing Stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.12(c)(vi)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such person. Upon written request of the secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such person shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such person pursuant to this Section 2.12 and (B) a written affirmation of any information submitted by such person pursuant to this Section 2.12 as of an earlier date. If a person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.
(i)
In addition to the information required or requested above in this Section 2.12 or any other provision of these Bylaws, the corporation may require any proposed nominee to furnish any other information that (i) may reasonably be requested by the corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (ii) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. Any such information shall be provided within ten (10) days after it has been requested by the corporation. The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any request therefor from the Board of Directors or any committee thereof.
(j)
No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of the first paragraph of this Section 2.12 and any applicable procedures set forth in this Section 2.12 or Section 3.15 of these Bylaws. If the presiding officer of the meeting determines that (i) a nomination was not made in accordance with such provisions and procedures or (ii) if any Noticing Stockholder or any Stockholder Associated Person has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee, the solicitation in support of such nominee was not conducted in compliance with Rule 14a-19 under the Exchange Act (or the Noticing Stockholder or a Stockholder Associated Person fails in a timely manner to provide reasonable evidence sufficient to satisfy the corporation that such solicitation was in compliance therewith in accordance with the last sentence of Section 2.12(d)), said presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For the avoidance of doubt, if a proposed nominee and/or the Noticing Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.12 or if any information submitted pursuant to this Section 2.12 is inaccurate in any material respect, as determined by the Board of Directors (or any duly authorized committee thereof) or the presiding officer of the meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 2.12 and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative of the Noticing Stockholder) proposing a nominee for director does not appear at the meeting of stockholders of the corporation to present such nomination, such proposed nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(k)
In addition, notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall comply with all applicable law and all requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.
(l)
For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Noticing Stockholder” shall mean the stockholder submitting notice pursuant to clause (a)(ii) above of this Section 2.12 or clause (a)(iii) below of Section 2.13 of these Bylaws, as applicable; (E) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (F) a “Qualified Representative” of stockholder means (I) a duly authorized officer, manager or partner of such Noticing Stockholder or (II) a person authorized by a writing executed by such Noticing Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Stockholder to the corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (G) “Stockholder Associated Person” shall mean, with respect to a Noticing Stockholder and if different from such Noticing Stockholder, any beneficial owner of shares of stock of the corporation on whose behalf such Noticing Stockholder is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Stockholder or beneficial owner(s), (II) any member of the immediate family of such Noticing Stockholder or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d‑5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Stockholder or other Stockholder Associated Person to be acting in concert with, such Noticing Stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the corporation, (IV) any affiliate or associate of such Noticing Stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (V) any participant (as defined in paragraphs (a)(ii)‑(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (VII) any proposed nominee.
Section 2.13
(a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (b) pursuant to the corporation’s notice of meeting, (c) by or at the direction of the Board of Directors, or (d) in the case of an annual meeting, by any stockholder of the corporation who is a stockholder of record at the time of the giving of the notice provided for in this Bylaw through the date of the meeting, who is entitled to vote at such meeting and who complies with the procedures set forth in this Bylaw.
(e)
In addition to any other applicable requirements, for business to be properly brought before any meeting by a stockholder pursuant to clause (a)(iii) above of this Section 2.13, the stockholder shall have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before such anniversary date or within sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (i) the one hundred twentieth (120th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.
(f)
To be in proper written form, the Noticing Stockholder’s notice to the secretary shall set forth:
(i)
as to the Noticing Stockholder and each Stockholder Associated Person, the information, representations and certifications set forth in Section 2.12(c)(i), (iii), (iv), (v), and (vi) as if the stockholder were submitting notice pursuant to such Section (except that any references to a proposed nominee in the foregoing clauses shall instead refer to the business that the Noticing Stockholder proposes to bring before the meeting);

(ii)
as to each matter the Noticing Stockholder proposes to bring before the meeting:
(1)
a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(2)
the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment);
(3)
any material interest of the Noticing Stockholder and any Stockholder Associated Person in the business; and
(4)
all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by the Noticing Stockholder or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Stockholder or any Stockholder Associated Person pursuant to the Proxy Rules.
(g)
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 2.13, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For the avoidance of doubt, if the Noticing Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.13 or if any information submitted pursuant to this Section 2.13 is inaccurate in any material respect, as determined by the Board of Directors (or any duly authorized committee thereof) or the presiding officer of the meeting, then such business shall be deemed not to have been made in accordance with the procedures set forth in this Section 2.13 and such defective business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative of the Noticing Stockholder) does not appear at the meeting of stockholders of the corporation to present such business, such business shall not be transacted, and no vote shall be taken with respect to such business, notwithstanding that proxies in respect of such vote may have been received by the corporation.
(h)
In addition, notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall comply with all applicable law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act,

(i)
In addition to the foregoing, the Noticing Stockholder shall comply with the requirements of Section 2.12(d) and (e) of these Bylaws with respect to such notice as if the Noticing Stockholder were submitting notice pursuant to such Section.
Section 2.14
The stockholders of the corporation may take action by written consent without a meeting in accordance with these Bylaws and Article VIII of the Certificate of Incorporation.
Section 2.15
(a) Special meetings of stockholders for any purpose or purposes may be called at any time by the Chair of the Board or the chief executive officer in accordance with Section 2.15(b).
(b)
(i) A special meeting of stockholders shall be called by the Chair of the Board or the chief executive officer upon written request in proper form (a “Special Meeting Request,” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholder or stockholders that has or have Owned (as defined in Section 3.14(e)) continuously for at least one (1) year a number of shares of common stock of the corporation that represents not less than 25% of the outstanding shares of common stock of the corporation (the “Requisite Percentage”) as of the date such request is delivered to the corporation (the “One-Year Period”) and who have complied in full with all other requirements of this Section 2.15(b) and otherwise set forth in these Bylaws. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.15(b) have been satisfied and such determination shall be binding on the corporation and its stockholders.
(ii)
A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the corporation, who shall promptly present the Special Meeting Request to the Chair of the Board or the chief executive officer. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder submitting the Special Meeting Request (each, a “Requesting Stockholder”) or such stockholder’s duly authorized agent, and includes both the information required by Section 2.15(b)(iii) below and: (A) (i) a statement by each Requesting Stockholder (x) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the One-Year Period, (y) agreeing to continue to Own the Requisite Percentage through the date of special meeting, and (z) indicating whether it intends to continue to Own the Requisite Percentage for at least one (1) year following the special meeting; (ii) if the Requesting Stockholders are not the record holders of the Requisite Percentage, one or more written statements from the record holder(s) of the Requisite Percentage (and from each intermediary through which the Requisite Percentage is or has been held during the One-Year Period) verifying that, as of a date within seven (7) calendar days prior to the date the Special Meeting Request is delivered to or mailed and received at the principal executive offices of the corporation, the Requesting Stockholders Own and have Owned continuously throughout the One-Year Period the Requisite Percentage, and each Requesting Stockholder’s agreement to provide, within five (5) business days after the record date for the special meeting, one or more written statements from the record holder(s) and such intermediaries verifying such Requesting Stockholder’s continuous Ownership of the Requisite Percentage through the record date; and (iii) in addition, the Requesting Stockholders and record holder(s), if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the Stockholder Requested Special Meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting and (y) promptly provide any other information reasonably requested by the corporation; (B) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting and the text of any resolutions proposed for consideration; (C) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.12 of this Article II; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of the corporation Owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; and (F) in the case of a Special Meeting Request by a group of Requesting Stockholders acting together, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the Special Meeting Request (including the requirement to appear in person or by proxy at the special meeting);
(iii)
A Special Meeting Request shall not be valid, and a Stockholder Requested Special Meeting shall not be held, if: (A) the Special Meeting Request does not comply with this Section 2.15(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request (and, for purposes of this clause (F), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(iv)
A Stockholder Requested Special Meeting shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the Stockholder Requested Special Meeting shall not be held more than one hundred and twenty (120) days after receipt by the corporation of a valid Special Meeting Request.
(v)
The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the secretary at the principal executive offices of the corporation at any time prior to the Stockholder Requested Special Meeting. If, at any point after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.15(b)(ii)) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.
(vi)
In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the secretary of the corporation within 60 days of the earliest dated Special Meeting Request
(vii)
If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.
(viii)
Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose(s) stated in the Special Meeting Request submitted by Requesting Stockholders who Own the Requisite Percentage and who have complied in full with the requirements set forth in these Bylaws through the time of such special meeting and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the Stockholder Requested Special Meeting.
ARTICLE III

DIRECTORS
Section 3.1
The number of directors of this corporation that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.
Section 3.2
Except as provided in the corporation’s Certificate of Incorporation, the Board of Directors shall be elected at the annual meeting of stockholders, with each director to hold office for a term expiring at the annual meeting of stockholders following the annual meeting where each director was elected to hold office until his successor is elected and qualified. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, subject to the rights of the holders of any series of Preferred Stock to elect directors in accordance with the terms thereof; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders if (i) the secretary of the corporation receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors with respect to such meeting in compliance with the requirements for stockholder nominees for director set forth in Section 2.12 or Section 3.15 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
Section 3.3
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 3.4
The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 3.5
The Board of Directors may elect from among its members a Chair of the Board of Directors. The Chair of the Board of Directors shall exercise and perform such powers and duties as may be from time to time assigned to them by the Board of Directors or prescribed by these Bylaws. The Chair of the Board may be the chief executive officer or another officer of the corporation, and the Board of Directors may elect the Chair of the Board as an officer of the corporation.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.6
The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 3.7
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 3.8
Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the chief executive officer on twelve (12) hours’ notice to each director either personally or by telephone, telegram, facsimile or electronic mail, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of a majority of the Board of Directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chair of the Board of Directors, the chief executive officer or secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.
Section 3.9
At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.10
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 3.11
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 3.12
(a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)
In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(c)
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 3.13
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 3.14
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or service as chairperson of a committee.

PROXY ACCESS FOR DIRECTOR NOMINATIONS

Section 3.15
(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder (as defined in clause (d) below of this Section 3.15) pursuant to and in accordance with this Section 3.15 (a “Stockholder Nominee”). For purposes of this Section 3.15, the “Required Information” that the corporation will include in its proxy statement is (b) the information provided to the secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (c) if the Eligible Stockholder so elects, a Supporting Statement (as defined in clause (h) of this Section 3.15). For the avoidance of doubt, nothing in this Section 3.15 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 3.15. Subject to the provisions of this Section 3.15, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.
(d)
In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 3.15, the Eligible Stockholder shall have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the secretary of the corporation and shall expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 3.15. To be timely, a Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.
(e)
The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 3.15(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders), and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.15 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of

Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.15 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 3.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 3.15, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 3.15 for any meeting of stockholders for which the secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.12(a)(ii) of these Bylaws.
(f)
An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in clause (e) below of this Section 3.15) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the corporation that represents at least three percent (3%) of the outstanding shares of common stock of the corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation in accordance with this Section 3.15 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting, and (iii) meets all other requirements of this Section 3.15. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Corporation Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 3.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement or representation under this

Section 3.15 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(g)
For purposes of this Section 3.15, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (A) promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials, and (B) continue to hold such recalled shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board of Directors.
(h)
To be in proper written form, a Notice of Proxy Access Nomination shall set forth or be accompanied by the following:
(i)
a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, and (C) indicating whether it intends to continue to own the Required Shares for at least one (1) year following the annual meeting;
(ii)
one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7)

calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)
a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)
the information, representations, agreements and other documents that would be required to be set forth in or included with a Nomination Notice pursuant to Section 2.12(b) (including the written consent of each Stockholder Nominee to being named as a nominee and to serving as a director if elected and the written representation and agreement of each Stockholder Nominee required by Section 3.16 and the completed questionnaire of each Stockholder Nominee required by Section 3.17;
(v)
a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 3.15, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)
an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.15 or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii)
in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.15 (including withdrawal of the nomination); and
(viii)
in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(i)
In addition to the information required or requested pursuant to Section 3.15(f) or any other provision of these Bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information that (A) may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or (C) may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 3.15 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.
(j)
The Eligible Stockholder may, at its option, provide to the secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.15, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(k)
In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 3.15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 3.15(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 3.15).
(l)
Notwithstanding anything to the contrary contained in this Section 3.15, the corporation shall not be required to include in its proxy materials, pursuant to this Section 3.15, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(m)
Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 3.15, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.15, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or any committee thereof or the presiding officer of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (C) the presiding officer of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(n)
Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.15 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to Section 2.12(a)(ii) of these Bylaws.
(o)
This Section 3.15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials, except to the extent required by Rule 14a-19 promulgated under the Exchange Act.

DIRECTOR NOMINEE REPRESENTATION AND AGREEMENT AND QUESTIONNAIRE

Section 3.16
In order to be eligible for election as a director of the corporation, a person proposed to be elected by a Noticing Stockholder or an Eligible Stockholder shall deliver to the secretary at the principal executive offices of the corporation a written representation and agreement in the form required by the corporation (which form of representation and agreement such Noticing Stockholder or Eligible Stockholder shall request in writing from the secretary and which the Secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the corporation, and will comply with the rules of any securities exchanges upon which the corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, the corporation’s code of business ethics, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors, (d) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (e) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.
Section 3.17
In order to be eligible for election as a director of the corporation, a person proposed to be elected by a Noticing Stockholder or an Eligible Stockholder shall deliver to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualifications of such person, completed by such person nominee in the form required by the corporation (which form of questionnaire such Noticing Stockholder or Eligible Stockholder shall request in writing from the secretary and which the Secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request).

REMOVAL OF DIRECTORS

Section 3.18
Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE IV

NOTICES
Section 4.1
Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 3.7 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram, facsimile or electronic mail.
Section 4.2
Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V

OFFICERS
Section 5.1
The officers of the corporation shall be chosen by the Board of Directors and shall include a chief executive officer, a president, a chief financial officer and a secretary. The Board of Directors may also choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.
Section 5.2
The officers chosen by the Board of Directors shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.
Section 5.3
The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.4
The compensation of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The compensation of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by any officer of the corporation.
Section 5.5
The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

CHIEF EXECUTIVE OFFICER

Section 5.6
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chair of the Board of Directors, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall preside at all meetings of the stockholders, unless he or she designates another officer of the corporation as presiding officer for meetings of stockholders, and they shall preside at all meetings of the Board of Directors. In the event that the chief executive officer or their designee is absent or unable to act at a meeting of stockholders and has not designated another officer of the corporation as presiding officer, the Board of Directors shall designate an officer of the corporation to preside at such meeting. The chief executive officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

PRESIDENT

Section 5.7
Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chair of the Board of Directors, any president or presidents of the corporation shall, together with the chief executive officer, have general supervision, direction, and control of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. A president shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board of Directors, these Bylaws, the chief executive officer, or the Chair of the Board of Directors.

CHIEF FINANCIAL OFFICER

Section 5.8
(a) The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
(b)
The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. They shall disburse the funds of the corporation as may be ordered by the

Board of Directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other power and perform such other duties as may be prescribed by the Board of Directors or these Bylaws or the chief executive officer.

SECRETARY

Section 5.9
(a) The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees or directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at the directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings.
(b)
The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
(c)
The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws to be given, and they shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws or the chief executive officer.
ARTICLE VI

CERTIFICATE OF STOCK
Section 6.1
(a) Unless otherwise required by applicable law or authorized by the Board of Directors, from and after November 15, 2023, all shares of the corporation shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. Shares of the corporation represented by certificates that were issued prior to November 15, 2023 shall continue to be certificated shares of the corporation until the certificates therefor have been surrendered to the corporation.
(b)
Certificates for shares of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Board of Directors, and if so issued shall be in the form or forms from time to time approved by the Board of Directors. Such certificates shall be signed by, or in the name of, the corporation by any two authorized officers of the corporation representing the number of shares registered in certificate form.
(c)
Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 6.2
In case any certificate shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of, or provide for the manner of issuing, uncertificated shares in place of the certificate so lost, stolen or destroyed; provided, that, in each such case, the applicant for such uncertificated shares shall furnish to the corporation and to such of its transfer agent or registrar as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.

TRANSFER OF STOCK

Section 6.3
Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6.4
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.5
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 7.1
Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 7.2
Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 7.3
All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 7.4
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 7.5
The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 7.6
Subject to Section 7.8 of this Bylaw, the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of Delaware, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 7.7
Subject to Section 7.8 of this Bylaw, the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of Delaware, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the corporation or any predecessor of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 7.8
Any indemnification under this Bylaw (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.6 or Section 7.7 of this Bylaw, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 7.9
For purposes of any determination under Section 7.8 of this Bylaw, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term “another enterprise” as used in this Section 7.9 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 7.9 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.6 or 7.7 of this Bylaw, as the case may be.
Section 7.10
Notwithstanding any contrary determination in the specific case under Section 7.8 of this Bylaw, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 7.6 and 7.7 of this Bylaw. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 7.6 or 7.7 of this Bylaw, as the case may be. Neither a contrary determination in the specific case under Section 7.8 of this Bylaw nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7.9 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 7.11
To the fullest extent not prohibited by the General Corporation Law of Delaware, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the General Corporation Law of Delaware requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Bylaw.

Section 7.12
The indemnification and advancement of expenses provided by or granted pursuant to this Bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 7.6 and 7.7 of this Bylaw shall be made to the fullest extent permitted by law. The provisions of this Bylaw shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.6 or 7.7 of this Bylaw but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of Delaware, or otherwise. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware, or by any other applicable law.
Section 7.13
To the fullest extent permitted by the General Corporation Law of Delaware or any other applicable law, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Bylaw.
Section 7.14
For purposes of indemnification under of this Bylaw, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Bylaw, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.
Section 7.15
The rights to indemnification and advancement of expenses conferred by this Bylaw shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

Section 7.16
Notwithstanding anything contained in this Bylaw to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.9 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation.
Section 7.17
The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Bylaw to directors and officers of the corporation.
Section 7.18
Neither any amendment or repeal of any Section of this Bylaw, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Bylaw, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Bylaw existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Bylaw, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Bylaw, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII

AMENDMENTS
Section 8.1
These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least a majority vote of the outstanding voting stock of the corporation. These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.